UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒              Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TCP CAPITAL CORP.

(Name of Registrants as Specified In Their Charters)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2951 28th Street, Suite 1000 Santa Monica, California 90405 (310) 566-1003

TIME IS SHORT

PLEASE VOTE YOUR PROXY TODAY

May 8, 2015

Dear Stockholder:

According to our latest records, we have not received your voting instructions for the Annual Meeting of Stockholders of TCP Capital Corp. to be held on Wednesday, May 20, 2015. Copies of the proxy materials can be found online at http://investors.tcpcapital.com/annual-proxy.cfm. Your vote is extremely important, no matter how many shares you hold, because TCPC is a widely-held company. Please vote your shares today so the Company may avoid additional solicitation expenses and potential delays.

For the reasons set forth in the Proxy Statement dated March 23, 2015, the Board of Directors recommends that you vote “FOR” Proposals 1 and 2. As a reminder, these are the same directors and proposals that were on the Proxy Statement last year. The independent proxy advisory firm, Institutional Shareholder Services (ISS), recommends voting FOR Proposals 1 and 2. Please vote via the internet or telephone as soon as possible or alternatively, please sign, date, and return the enclosed proxy card (see the instructions below).

If you need assistance voting your shares or have questions, please call D.F. King & Co., Inc. toll free at (866) 387-7321 or collect at (212) 269-5550. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Howard M. Levkowitz

Director and Chief Executive Officer

You may use one of the following simple methods to promptly provide your voting instructions:

1.       Internet: Have the control number listed on the enclosed voting instruction form ready and follow the online instructions at www.proxyvote.com.

2.       Telephone: Have the control number listed on the enclosed voting instruction form ready and call (800) 690-6903.

3.       Mail: Sign, date, mark and return the enclosed voting instruction form in the postage-paid return envelope provided.